Clough Global Equity Fund	Subscription Agent: Computershare Trust Company, N.A.
Information Agent: Georgeson LLC Banks, brokers and shareholders call toll-free: 800-279-6913

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Subscription Rights	12345678901234

SUBSCRIPTION RIGHTS CERTIFICATE

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.

EASTERN TIME ON THE EXPIRATION DATE: JUNE 22, 2021 (unless extended)

CLOUGH GLOBAL EQUITY FUND SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK

In order to exercise your rights, you must complete both sides of this Subscription Rights Certificate.

The registered holder (the “Holder”) of this Subscription Certificate named below, or its assignee, is entitled to the number of rights (each, a “Right”) to purchase shares of common stock, $0.0001 par value (the “Shares”), of Clough Global Equity Fund (the “Fund”) as generally described in the Prospectus Supplement dated May [  ], 2021 (the “Prospectus Supplement”). Each holder of the Fund’s Shares on the record date (“Record Date Shareholder”) of May 25, 2021 (the “Record Date”) is entitled to receive one (1) Right for each Share held of record on the Record Date. The number of Rights to be issued to a Record Date Shareholder will be rounded up to the nearest number of Rights evenly divisible by three. For every three (3) Rights held, a Holder may subscribe for and purchase one (1) new Share (the “Primary Subscription”). In addition, Record Date Shareholders who fully exercise their Rights may subscribe for additional Shares not subscribed for by others in the Primary Subscription (“Over-Subscription Privilege”) subject to limitations and allotment as further described in the Prospectus Supplement. Rights acquired in the secondary market may not participate in the Over-Subscription Privilege. The Board of Trustees of the Fund has the right in its absolute discretion to eliminate the Over-Subscription Privilege if it considers it to be in the best interest of the Fund to do so. The Board of Trustees may make that determination at any time, without prior notice to Rights Holders or others, up to and including the seventh day following the expiration date of June 22, 2021 (unless extended by the Fund)(the “Expiration Date”). Fractional shares will not be issued upon the exercise of the Rights. Accordingly, new Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three.

Rights Holders will not know the subscription price at the time of exercise and will be required initially to pay for both the Shares subscribed for pursuant to the Primary Subscription and, if eligible, any additional Shares subscribed for pursuant to the Over-Subscription Privilege, at the estimated subscription price of $[XX.XX]per Share. An exercising Rights Holder will generally have no right to rescind a purchase after the Subscription Agent has received payment. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected.

The Rights represented by this Subscription Rights Certificate may be exercised, as described further in the Prospectus Supplement by delivering to Computershare Trust Company, N.A. (“Computershare” or the “Subscription Agent”), prior to 5:00 p.m., Eastern Time, on the Expiration Date of June 22, 2021 (unless extended), either, (1) this Subscription Rights Certificate, properly completed and executed, together with full payment for all the Rights the Holder elects to exercise under the Primary Subscription and Over-Subscription Privilege, or (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) payment of the estimated Subscription Price in full for each Share subscribed for under the Primary Subscription Privilege and Over-Subscription Privilege (if applicable) (which certificate and full payment must then be delivered by the close of business on the second Business Day after the Expiration Date). This Subscription Rights Certificate may be transferred by duly completing and signing Section 2 on the reverse side hereof. All Rights not exercised prior to 5:00 p.m. on June 22, 2021 shall be null and void.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8	C L S	X R T 2	C O Y C	+

03GUSA

To subscribe for your primary shares please complete line “A” on the card below.

Example:

88 shares = 90 rights as rounded up to the nearest number divisible by three

90 rights divided by 3 = 30 Shares. The maximum number of Shares you can subscribe pursuant to the Primary Subscription would be [XX]

A.	[XX]	x	$[XX]	=	$[XX]
	(No. of shares)		(Estimated Subscription Price)		(Payment to be Remitted)

If you are not exercising in full your Primary Subscription, check box D below and we will attempt to sell any remaining unexercised Rights.

Please note that $[XX] is an estimated price only. The Subscription Price will be determined on June 22, 2021, the Expiration Date (unless extended) and could be higher or lower than the Estimated Subscription Price depending on changes in the net asset value and share price of the Shares. The subscription price per Share will be determined based upon a formula equal to 85% of the reported net asset value or 95% of the market price per common share, whichever is higher on the Expiration Date (“Subscription Price”). Market price per common share will be determined based on the average of the last reported sales prices of a common share on the NYSE American for the five trading days preceding the Expiration Date (not including sales price on the Expiration Date).

To subscribe for any Shares in the Over-Subscription Privilege, please complete line “B” below. Please Note: Only Record Date Shareholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary subscription and over-subscription shares. Please reference your rights card control number on your personal check (and on the Notice of Guaranteed Delivery, if applicable.).

If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of Shares that the Holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Shares for which the Record Date Shareholder has indicated an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

Expiration Date (June 22, 2021 unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION.

A.	Primary Subscription		÷ 3 =		x	$[XX]	=	$________
	(3 Rights = 1 Share)	(Rights Exercised)		(No. of Shares)		(Estimated Subscription Price)

B.	Over-Subscription Privilege*				x	$[XX]	=	$________
In addition, I wish to apply for additional shares pursuant to the Over-Subscription Privilege				(maximum no. of additional shares)		(Estimated Subscription Price)

* The Over-Subscription Privilege may only be exercised if the Primary Subscription is exercised in full, and may only be exercised by Record Date Shareholders, as described in the Prospectus Supplement.

Over-Subscriptions may not be accepted by the Fund and are subject to pro rata reductions.

C.	Amount of Check Enclosed (A+B)	=	$________

D.	[ ]	Sell any remaining Rights	[ ]	Sell all of my Rights

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus Supplement relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus Supplement.

TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus Supplement.

Signature(s) of Subscriber(s)/Seller(s)

Please give your telephone number:	( )

Please give your e-mail address:

SECTION 2. TO TRANSFER RIGHTS: For value received, ___________________ of the Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee)	Social Security Number

(Print Full Address)

(Print Full Address)

Signature(s) of Assignor(s)

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a) a commercial bank or trust company, or b) a member firm of a domestic stock exchange, or c) a savings bank or credit union.

Signature Guaranteed By
	(name of Bank or Firm)	(Signature of Officer and Title)

Return Subscription Certificate by first class mail or overnight courier to: Computershare.

By Mail: Clough Global Equity Fund c/o Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	By Express Mail or Overnight Courier: Clough Global Equity Fund c/o Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021	For questions pertaining to this offer, please call: Georgeson LLC Banks, brokers and shareholders call toll-free: 800-279-6913